Date:	May 21, 2008
For Release:	Immediate
Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Hassett, VP
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751, gmorgan@met-pro.com	610-642-8253 extension 120

Met-Pro Corporation Announces First Quarter Financial Results

• Earnings Up 30% Versus Last Year’s First Quarter Adjusted Earnings
• Record First Quarter Net Sales and Bookings

Harleysville, PA, May 21, 2008 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced the Company’s financial results for the first quarter ended April 30, 2008.

Sales for the first quarter ended April 30, 2008 were $22.7 million, the highest first quarter sales in the Company’s history, and up from sales of $21.4 million for the same quarter last year.

Net income for the first quarter totaled $1.9 million compared with $3.7 million for the same period last year, which included a $2.2 million net gain from a property sale. Excluding the net gain from the prior year’s property sale, net income in the first quarter was up 28% and was the highest first quarter net income in the Company’s history.

Diluted earnings per share were $0.13 compared with $0.24 for the same period last year, which included a $0.14 per share net gain from a property sale.  Excluding the net gain from the prior year’s property sale, diluted earnings per share for the first quarter were up 30% and were the highest first quarter earnings in the Company’s history.

Met-Pro’s bookings of new orders for the first quarter were the highest of any first quarter in the Company’s history, totaling $28.0 million compared with $23.9 million for the same quarter last year, an increase of 17%.

On March 11, 2008, the Company paid a quarterly dividend of $0.055 per share to shareholders of record at the close of business on February 26, 2008. In addition, the Board of Directors, at their meeting on April 3, 2008, declared a quarterly dividend of $0.055 per share payable June 12, 2008 to shareholders of record at the close of business on May 29, 2008. The current quarterly dividend represents a 9% increase over the same period last year. This is the thirty-third consecutive year the Company has paid a cash or stock dividend.

“We are very pleased to report these excellent first quarter results in the face of a difficult economy,” said De Hont. “Our performance demonstrates our ability to deliver solid results while adjusting to varying economic realities. We were able to achieve record first quarter revenues despite some last minute customer changes which delayed the shipment of two Product Recovery and Pollution Control orders into the second quarter. Global market demand for Met-Pro’s products remains strong as evidenced by our record first quarter booking performance and steady quotation activity. We remain optimistic that our wide breadth of products, growing international brand recognition, and improving operating efficiency will be beneficial to our prospects for the fiscal year.”

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and Chief Financial Officer, will hold a conference call for investors on May 22, 2008, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, is available on Met-Pro’s Investor Relations website at www.met-pro.com/html/invrel.htm.

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

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Met-Pro Corporation/Page 2

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 46957906) at 10:55 AM (Eastern) on May 22, 2008. A taped replay of the conference call will be available within two hours of the conclusion of the call and until June 5, 2008. To access the taped replay, call the US/Canada Dial-In # 800-642-1687 or the International Dial-In # 706-645-9291 and enter conference ID 46957906.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included at the end of this press release is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles as well as certain Regulation G disclosures.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized, for the second consecutive year, as one of America’s “200 Best Small Companies” by Forbes magazine. The Company was also recently named as one of the world’s “Top Small to Midsize Manufacturers” by Start-It magazine for the second year in a row. Through its business units, in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services are offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; Mefiag filtration technologies for harsh, corrosive liquid filtration applications; and filtration and purification technologies which include proprietary water treatment chemicals and filter products for air and liquid filtration. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

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Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)
	Three Months Ended April 30,
	2008	2007
Net sales	$22,656,474	$21,373,563
Cost of goods sold (1)	15,064,250	14,215,058
Gross profit	7,592,224	7,158,505

Operating expenses (income)
Selling (1)	2,252,076	2,544,181
General and administrative	2,643,919	2,483,853
Gain on sale of building	–	(3,513,940)
	4,895,995	1,514,094
Income from operations	2,696,229	5,644,411

Interest expense	(65,061)	(80,152)
Other income, net	175,815	217,306
Income before taxes	2,806,983	5,781,565

Provision for taxes	881,338	2,059,814

Net income	$1,925,645	$3,721,751

Basic earnings per share	$.13	$.25
Diluted earnings per share	$.13	$.24

Average common shares outstanding:
Basic shares	15,038,900	14,960,769
Diluted shares	15,313,389	15,291,689

(1)
The Company has reclassified the freight out, and representative and distributor commissions from a deduction of gross sales to the cost of goods sold and selling expense categories, respectively, for the three month period ended April 30, 2007. For the three month periods ended April 30, 2008 and 2007, the freight out was $239,167 and $83,146, respectively, and the representative and distributor commissions was $198,051 and $474,304, respectively.

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Met-Pro Corporation
Consolidated Balance Sheet
(unaudited)

	April 30,	January 31,
	2008	2008
Assets
Current assets
Cash and cash equivalents	$25,060,498	$21,906,877
Marketable securities	19,824	20,369
Accounts receivable, net of allowance for doubtful
accounts of approximately $163,000 and
$152,000, respectively	19,071,332	23,013,988
Inventories	21,915,950	21,258,227
Prepaid expenses, deposits and other current assets	1,814,054	1,895,679
Total current assets	67,881,658	68,095,140

Property, plant and equipment, net	20,364,034	20,233,827
Costs in excess of net assets of business acquired, net	20,798,913	20,798,913
Other assets	274,924	283,023
Total assets	$109,319,529	$109,410,903

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$1,758,442	$2,028,482
Accounts payable	6,048,064	7,512,874
Accrued salaries, wages and expenses	5,870,860	6,023,857
Dividend payable	827,140	827,147
Customers’ advances	585,952	260,698
Deferred income taxes	197,743	197,743
Total current liabilities	15,288,201	16,850,801

Long-term debt	3,996,479	4,075,682
Other non-current liabilities	2,124,237	2,109,250
Deferred income taxes	3,149,259	3,132,002
Total liabilities	24,558,176	26,167,735

Shareholders’ equity
Common shares, $.10 par value; 18,000,000 shares
authorized, 15,928,679 and 15,928,810 shares issued,
respectively, of which 889,780 shares were reacquired
and held in treasury at both dates	1,592,868	1,592,881
Additional paid-in capital	2,005,719	1,897,655
Retained earnings	84,373,581	83,267,096
Accumulated other comprehensive income	1,644,076	1,340,427
Treasury shares, at cost	(4,854,891)	(4,854,891)
Total shareholders’ equity	84,761,353	83,243,168
Total liabilities and shareholders’ equity	$109,319,529	$109,410,903

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Met-Pro Corporation
Consolidated Business Segment Data
(unaudited)

	Three Months Ended April 30,
	2008	2007
Net sales
Product recovery/pollution control technologies (1)	$9,504,792	$9,874,988
Fluid handling technologies (1)	6,988,583	6,093,669
Mefiag filtration technologies (1) (2)	3,255,155	2,879,656
Filtration/purification technologies (1) (2)	2,907,944	2,525,250
	$22,656,474	$21,373,563

Income from operations
Product recovery/pollution control technologies	$892,251	$677,734
Fluid handling technologies	1,379,954	1,163,314
Mefiag filtration technologies (2)	159,128	179,433
Filtration/purification technologies (2)	264,896	109,990
	2,696,229	2,130,471
Gain on sale of building	–	3,513,940
	$2,696,229	$5,644,411

	April 30,	January 31,
	2008	2008
Identifiable assets
Product recovery/pollution control technologies	$39,287,596	$40,509,227
Fluid handling technologies	23,203,106	22,401,768
Mefiag filtration technologies (2)	13,587,298	12,810,694
Filtration/purification technologies (2)	9,187,624	8,877,725
	85,265,624	84,599,414
Corporate	24,053,905	24,811,489
	$109,319,529	$109,410,903

(1)
The Company has reclassified the freight out, and representative and distributor commissions from a deduction of gross sales to the cost of goods sold and selling expense categories for the three month period ended April 30, 2007.

(2)
On a quarterly basis, the Company analyzes the segmentation aggregation criteria as outlined in SFAS No. 131. For the quarter ended April 30, 2008, the total consolidated revenue of the Product Recovery/Pollution Control Technologies and Fluid Handling Technologies reporting segments was less than 75% of the Company’s total consolidated revenue. Also, for the quarter ended April 30, 2008, the Mefiag operating segment previously included in the aggregated Filtration/Purification Technologies segment met the quantitative threshold of reported revenue of 10% or more of the totaled consolidated revenue of the Company. As a result of meeting the quantitative revenue thresholds, SFAS No. 131 requires that operating segments contained in the Filtration/Purification Technologies segment be listed as a reportable segment and therefore separately disclosed. This change in segment reporting results in the Company identifying three reportable segments, Product Recovery/Pollution Control Technologies, Fluid Handling Technologies and Mefiag Filtration Technologies, and one other segment, Filtration/Purification Technologies, as presented above.

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Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

	Three Months Ended April 30,
	2008	2007
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$1,925,645	$3,721,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	473,225	417,784
Deferred income taxes	4,686	904,929
(Gain) loss on sale of property and equipment, net	2,611	(3,513,998)
Stock-based compensation	108,051	127,527
Allowance for doubtful accounts	11,186	23,302
(Increase) decrease in operating assets:
Accounts receivable	4,092,724	1,938,770
Inventories	(531,236)	(1,739,073)
Prepaid expenses, deposits and other current assets	98,085	(296,451)
Other assets	615	(1,935)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(1,749,774)	580,832
Customers’ advances	324,179	1,958,922
Other non-current liabilities	14,986	40,581

Net cash provided by operating activities	4,774,983	4,162,941

Cash flows from investing activities
Proceeds from sale of property and equipment	–	4,342,598
Acquisitions of property and equipment	(404,379)	(354,559)

Net cash provided by (used in) investing activities	(404,379)	3,988,039

Cash flows from financing activities
Reduction of debt	(366,906)	(367,235)
Exercise of stock options	–	39,238
Payment of dividends	(827,136)	(757,390)

Net cash used in financing activities	(1,194,042)	(1,085,387)
Effect of exchange rate changes on cash	(22,941)	(33,583)

Net increase in cash and cash equivalents	3,153,621	7,032,010

Cash and cash equivalents at February 1	21,906,877	17,322,194

Cash and cash equivalents at April 30	$25,060,498	$24,354,204

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Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP") follows. Although Met-Pro Corporation believes that these non-GAAP financial measures provide useful information to investors about its financial condition and results of operations, this information should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Management's statements regarding the reasons why it believes the presentation of the non-GAAP financial information in this press release provides useful information to its investors, and any other material purposes for which management uses this non-GAAP financial information, are set forth in Met-Pro’s Current Report on Form 8-K to which this press release is attached as an exhibit.

The following table reconciles income before tax, net income, and basic and diluted earnings per share, excluding the gain on the sale of property previously associated with the Company’s Sethco business unit in Hauppauge, New York, as well as income before tax, net income, and basic and diluted earnings per share calculated in accordance with generally accepted accounting principles, for the first quarters ended April 30, 2008 and 2007:

Met-Pro Corporation
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
 (unaudited)

	Three Months Ended
	April 30,
	2008	2007
Income before tax as reported	$2,806,983	$5,781,565
Less: Gain on sale of building	–	(3,513,940)
Adjusted income before tax	$2,806,983	$2,267,625

Net income as reported	$1,925,645	$3,721,751
Less: Gain on sale of building, net of income taxes	–	(2,213,782)
Adjusted net income	$1,925,645	$1,507,969

Basic earnings per share as reported	$.13	$.25
Adjusted basic earnings per share	$.13	$.10

Diluted earnings per share as reported	$.13	$.24
Adjusted diluted earnings per share	$.13	$.10

Average common shares outstanding:
Basic shares	15,038,900	14,960,769
Diluted shares	15,313,389	15,291,689

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